Exhibit 10.1
All sections marked with two asterisks ("**") reflect portions which have been redacted and filed separately with the Securities and Exchange Commission by CyberMedia as part of a request for confidential treatment.

                                SERVICEWARE INC.
                   Software License and Distribution Agreement


This Software License and Distribution Agreement ("Agreement") is entered into as of the effective date set forth below the signatures of the parties hereto ("Effective Date"), by and between ServiceWare Inc., a Pennsylvania corporation having its principal office at 333 Allegheny Avenue, Oakmont, Pennsylvania USA 15139 ("ServiceWare"), and CyberMedia, Inc., a Delaware corporation having its principal office at 3000 Ocean Park Blvd., Santa Monica, California USA 90405 ("Licensee").

ServiceWare has developed and owns the Knowledge-Pak Viewer(TM) version 1.4 for stand-alone personal computers and the Knowledge-Pak Viewer(TM) version 1.4 for Web-Servers (collectively the ("KPV")) and the Knowledge-Pak Architect(TM) version 1.4 ("KPA") products. Licensee wishes to license from ServiceWare on a non-exclusive basis and for an unlimited term KPV and KPA in Source Code form, with the exception of Source Code providing functionality excluded in Section 2.4(a) below and Source Code providing Automated Learning functionality, for the purposes of creating Derivative Works, creating new functions and sub-licensing and distributing KPV and Object Code versions of KPA along with such Derivative Works and new functions solely embedded in Licensee's products to third parties. In consideration of ServiceWare granting such license to Licensee and delivering to Licensee KPV and KPA in Source Code form, Licensee will pay ServiceWare a non-refundable license fee (as specified in the General Terms and Conditions attached hereto).

NOW THEREFORE, in consideration of and subject to the premises and covenants contained in the General Terms and Conditions and any Schedules and Amendments to this Agreement, all attached hereto, which are made an integral part of this Agreement, and intending to be legally bound, Licensee and ServiceWare have caused this Agreement to be executed by their duly authorized representatives on the Effective Date set forth below.

Licensee: CyberMedia, Inc.                  ServiceWare Inc.


By:      /s/ Unni Warrier                            By:      /s/ Ted Teele
           ----------------                                   -------------
         (Signature)                                          (Signature)


Name:    Unni Warrier                                Name:     Ted Teele
         ----------------                                      -------------
         (Type or Print)                                      (Type or Print)


Title:   President and CEO                            Title:   President and COO
         ------------------                                    -----------------
        (Type or Print)                                       (Type or Print)

Effective Date: September 30, 1997

                                SERVICEWARE INC.
                   Software License and Distribution Agreement
                          General Terms and Conditions


1.       Definitions.  The following defined terms are used in this Agreement.

         1.1      "Agreement" is defined in the preamble to this Agreement.

         1.2 "Automated Learning" means the creation or updating of knowledge or information in the Knowledge-Pak Architect database without utilizing the authoring capabilities embedded in KPA.

         1.3 "CIS Software" means software to aid in the process of acquiring and retaining customers, such as software for managing customer service, internal helpdesks or support centers, field service, and/or sales automation.

         1.4 "CIS Vendors" means companies or business units of companies where the manufacture or sale of CIS Software is a substantial portion of their revenues. A partial list of CIS Vendors is attached in Schedule D. For companies with multiple business units, only those business units which manufacture or sell CIS Software shall be deemed CIS Vendors.

         1.5 "Confidential Information" means any information of a party, which is reduced to or embodied in a tangible form and which is either marked as confidential or designated in writing at the time of disclosure or within ten
(10) Business Days thereafter as being Confidential Information. Confidential Information does not include information which: (i) was in the receiving party's possession without restrictions of confidentiality prior to receipt by the other party; (ii) is or becomes public knowledge because of events other than an act or failure to act by the receiving party or anyone under the receiving party's direct or indirect control; or (iii) is or has been independently developed by the receiving party, provided that such development was accomplished by the receiving party or on its behalf without the use of, or any reference to, Confidential Information.

         1.6 "Corporate Products and Services" means those Licensee products which are directed primarily at the large entity corporate user market, and not at the single end user retail market.

         1.7 "Corporate Revenue" is defined in Section 3.2 of this Agreement.

         1.8 "Derivative Work" means a work that is based upon one or more pre-existing work(s) and that, if prepared without the authorization of the owner of the pre-existing work(s), would constitute a copyright infringement.

         1.9 "Designated Contacts" mean the employees of Licensee authorized to receive Support Services. The initial Designated Contacts are identified on the Licensee Information Schedule attached hereto as Schedule B.

         1.10 "Distribute" means to market, promote, sell, assign, distribute, license, sub-license, lease, disclose or otherwise transfer to any Person, including a Subsidiary of the transferor. A Distribution shall be deemed to have occurred at the earliest time that the item Distributed is shipped or otherwise leaves the possession of the transferor.

         1.11 "Effective Date" is defined in the preamble to this Agreement.

         1.12  "Incentive Payments" is defined in Section 3.2 of this Agreement.

         1.13 "Intellectual Property Rights" means all forms of intellectual property rights and protections that may be obtained and may include, without limitation all right, title and interest in and to: (i) all letters patent and all filed, pending or potential applications for letters patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; (iii) trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries; (iv) mask works, copyrights, other literary property or authors' rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and (v) Marks.

         1.14 "KPA" is defined in the preamble to this Agreement and is further defined to mean the version of the Knowledge-Pak Architect available on September 30, 1997, including all relevant and available technical, architectural, and user documentation and including the publishing module for Inference's CBR II format, but specifically excluding (a) code providing the functionality defined in Section 2.5(a) below and (b) Source Code providing any Automated Learning functionality.

         1.15 "KPV" is defined in the preamble to this Agreement and is further defined to mean the version of the Knowledge-Pak Viewer available on September 30, 1997, including all relevant and available technical, architectural and user documentation, but specifically excluding (a) code providing the functionality defined in Section 2.5(a) below and (b) Source Code providing any Automated Learning functionality.

         1.16     "Licensee" is defined in the preamble to this Agreement.

         1.17 "Licensee Products" means Licensee's First Aid '98, OEM products and other CyberMedia products with KPV and KPA in Object Code form embedded therein, provided such products shall be used solely for the function of PC Help.

         1.18 "Licensee Technology" means any products developed by Licensee that are not Derivative Works of KPV or KPA.

         1.19 "Marks" mean the proprietary indicia, trademarks, trade names, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries owned or controlled by a party that are commercially identified or associated with such party and/or one or more of the party's products, which are listed on the Marks Schedule attached hereto as Schedule A and which may be added to such Schedule by the party from time to time during the Term.

         1.20 "Object Code" means machine-readable program code containing the actual computer instructions, after translation by a compiler, including both the output of compilers and linking loaders.

         1.21  "OEM"  means  to  Distribute  Licensee  Products,   either  on  a
standalone basis or as part of another company's product, without using the CyberMedia brand name.

         1.22 "PC Help" means assisting users of personal computers with problems related to usage of the hardware, application software, and operating system software of those personal computers.

         1.23 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government, including, without limitation, any Subsidiary, instrumentality, division, agency, body or department thereof.

         1.24 "Publish" means to convert data from the Knowledge-Pak Architect database into a format that may used by another product.

         1.25   "Modification   Error"  means  any  problem  introduced  through
modifications to KPA and/or KPV made by a party other than ServiceWare, unless the modification was made at ServiceWare's specific written direction.

         1.26 "Severe Error" means when KPA and/or KPV fails to function according to its published documentation and Licensee is unable to proceed without a fix to the problem or a workaround solution provided by ServiceWare. Modification Errors are not Severe Errors.

         1.27     "ServiceWare" is defined in the preamble to this Agreement.

         1.28 "Source Code" means machine- or human-readable program code expressed in a form suitable for modification by humans.

         1.29 "Subsidiary" means a Person in which the specified party owns a majority of the outstanding shares, securities, or other ownership interests representing the right to vote for the election of directors or other managing authority; provided, however, that in any country where the local law does not permit foreign equity participation of at least 50%, a "Subsidiary" shall include any Person organized under the laws of such country in which the specified party owns the maximum percentage of outstanding shares or other ownership interests permitted by local law, so long as the specified party exercises actual control over the Person's operations. A Person will be deemed to be a Subsidiary only so long as such ownership exists.

         1.30 "Term" means the initial term and any renewal terms as set forth in Article 13.

         1.31 "Third Party Agreements" means agreements ServiceWare has with third parties, attached as Schedule C, to incorporate their technology into the KPA or KPV products.

2. License Grants, Source Code Escrow and Release and Exclusivity.

         2.1 Grant of License to KPV. Subject to the terms and conditions of this Agreement and solely for the purposes of enabling Licensee to embed KPV in Object Code form in Licensee's Products and support and maintain such products, ServiceWare hereby grants Licensee, during the Term and continuing indefinitely thereafter, a non-exclusive, non-transferable (except as set forth in Section
2.11 below) license to:

                  (a) install, store, read, copy, modify, use and create Derivative Works of the KPV Software Source Code,

                  (b) compile into Object Code form the KPV Source Code and Derivative Works thereof,

                  (c) execute and use the Object Code resulting from such compilation, and

                  (d) install, store, read, modify, copy, use and create Derivative Works of any related technical and user documentation provided to Licensee by ServiceWare.

                  The license grant to KPV hereunder includes a sub-license in Object Code form to the Verity, Inc. Search `97 technology, which sub-license shall be in effect for up to two (2) years from the Effective Date. Thereafter,

Licensee shall license the Verity Search `97 product directly from Verity, Inc. and ServiceWare shall have no further responsibility to provide and sub-license such technology to License.

         2.2 Grant of Source License to KPA. Subject to the terms and conditions of this Agreement and solely for the purposes of enabling Licensee to embed KPA in Object Code form in Licensee's Products and to support and maintain such products, ServiceWare grants to Licensee, during the Term and continuing indefinitely thereafter a non-exclusive, non-transferable (except as otherwise set forth herein) license, to:

                  (a) install, store, read, copy, modify, use and create Derivative Works of the KPA Software Source Code,

                  (b) compile into Object Code form the KPA Source Code and Derivative Works thereof,

                  (c) execute and use the Object Code resulting from such compilation, and

                  (d) install, store, read, modify, copy, use and create Derivative Works of any related technical and user documentation provided to Licensee by ServiceWare.

         2.3 Grant of License to Distribute KPV and KPA Object Code and Documentation. Subject to the terms and conditions of this Agreement,
ServiceWare hereby grants to Licensee, during the Term and continuing indefinitely thereafter, a non-exclusive, non-transferable, worldwide, royalty-free license, either directly or through Distributors, to reproduce and Distribute KPV and/or KPA in Object Code form only solely embedded in and as part of the Licensee Products to Licensee's customers.
         2.4 Grant of License to Use Marks. Subject to the terms and conditions of this Agreement, ServiceWare hereby grants to Licensee, during the Term and continuing indefinitely thereafter, a license to use ServiceWare's Marks in accordance with Article 6 of this Agreement.

         2.5     Distribution  Conditions.  The licenses  granted under Sections
 2.1 and 2.2 are  conditioned  upon and subject to the following restrictions:

                  (a) Licensee shall not allow the CIS Software to perform Automated Learning functionality in KPA or KPV or Derivative works thereof within Licensee's Products for a period of twelve (12) months from the Effective Date. Licensee, Licensee's customers and Licensee's Distributors shall not Publish in any manner the knowledge developed in KPA and/or KPV and any Derivative Work thereof for use with non-Licensee Products and/or on any non-Licensee supplied client viewer, with the exception of Inference's CBR II product.

                  (b) Content modified by users of KPA and/or KPV and any Derivative Work thereof shall only be viewable within the version of KPV and/or KPA (as the case may be) embedded in the Licensee Products or within Inference's CBR II product.

                  (c) Licensee may Distribute, and may permit a Distributor to Distribute, Licensee's Products under Section 2.2 only if such distribution is subject to a written license agreement with the Licensee customer, or at Licensee's option, a "shrinkwrap" or Internet "click" form of agreement. All such license agreements must contain provisions that:

                           (i) provide that the  Licensee  customer may only use
                  the Licensee Product for its own internal business purposes and prohibit the Licensee customer from sub-licensing, transferring or otherwise disclosing the Licensee Product or any portion thereof to any other Person;

                           (ii)  require  the  Licensee  customer  to  copy  the
                  Licensee   Product  only  as  explicitly   permitted  in  such
                  agreement;

                           (iii) require the Licensee  customer to retain and/or
                  affix to any copies of the Licensee Product those Marks or other proprietary notices that appear on or in the original KPV and KPA products or as designated by ServiceWare;

                           (iv) contain the  agreement of the Licensee  customer
                  not to reverse engineer or reverse compile or disassemble the Licensee Product to attempt to gain access to the underlying Source Code; and

                   (d) Each Distributor must enter into a written agreement with its supplier of Licensee Products (i.e., Licensee or another
         Distributor) before any such Licensee Product is furnished to that Distributor. Such agreement must include provisions consistent with and containing the relevant substance of Section 2.4(a) above, and which are not contradicted by or in conflict with other provisions in such agreement or any other agreement relating to the Licensee Products.

                  (e) Licensee shall use its best efforts to enforce all such license agreements with Distributors and Licensee customers to the extent Licensee does so with its own products, but at a minimum, Licensee shall use no less than commercially reasonable efforts in enforcing such license agreements.

                  (f) CIS Vendors shall not Distribute Licensee Products for a period of 12 months after the Effective Date. During the 12 month period beginning one year after the Effective Date, for each sale of Licensee Products Distributed by CIS Vendors, Licensee shall pay ServiceWare the greater of (i) $1 per customer licensed to use Licensee Products or (ii) 1% of Licensee's gross revenues (less returns) for such sales.


         2.6.     Source Code Escrow and Release to End-Users.

                  (a)      Source Code Escrow with a Third Party Escrow Agent.

                           (i) To satisfy potential escrow requirements of Licensee's major customers, Licensee may escrow a copy of the KPA and KPV Source Code with a single third party escrow agent located in the United States that is mutually acceptable to ServiceWare and Licensee. The terms of the escrow with the escrow agent shall be as mutually acceptable to ServiceWare, Licensee and the escrow agent.

                           (ii) Licensee  shall promptly  notify  ServiceWare of
                  the identity of any Licensee customers for which it has escrowed a Source Code copy of the Licensee Products.

                  (b)      Release of Source Code to End-Users.

                           (i) If Licensee  permanently  ceases  operations  and
                  ServiceWare is unwilling, itself or through a designated third party, to provide support services to Licensee customers, then those Licensee customers who (1) currently have a fully-paid support agreement with Licensee for Licensee Products, and (2) upon licensing the Licensee Products, required Licensee to escrow the Source Code of Licensee Products, may request that the escrow agent release a copy of the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), to such Licensee customer.

                           (ii) Upon receipt of such  request,  the escrow agent
                  will promptly notify ServiceWare of such request. ServiceWare will have ten (10) Business Days from the receipt of such request to, in good faith, contest the release of the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), to the Licensee Customer. If ServiceWare contests such release, then the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), shall not be released to the Licensee Customer until such dispute is resolved.

                           (iii) If  ServiceWare  does not contest  such release
                  within ten (10) Business Days of the receipt of the request to release the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), then the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), shall be released to the Licensee customer, and, upon such release, the Licensee customer is hereby granted a limited, non-exclusive, non-transferable perpetual license to use the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), solely for the maintenance and support of its use of the Licensee Products as specified in its license agreement with Licensee. The Licensee customer may not distribute to any third party in any manner the Source Code of the Licensee Products, including KPA and/or KPV (as the case may be), or any portion thereof.

         2.7 Limited Use of KPV and KPA. Except as set forth in this Article 2, Licensee and Licensee's Distributors shall not Distribute KPV and/or KPA in Source Code or Object Code form, in whole or in part, to any third party, including, without limitation, Subsidiaries (except as set forth in Section 2.11 below). Licensee shall use the KPA Source Code solely for the development, Distribution and support purposes described in this Article 2, and shall not use the KPA Source Code or any part thereof for any of Licensee's, Licensee's customers' or Licensee's Distributors' other business purposes.

         2.8 No Restrictions on Future Development. Neither party shall be restricted from developing products or functions for KPA, KPV or Derivative Works thereof as a result of any exchange between the parties of trade secret or other information of a confidential nature.

         2.9 Exclusivity. Except upon the prior written consent of Licensee, ServiceWare agrees that it will not license the KPA and/or KPV Source Code to any third party for the purpose of providing PC Help for a period of twelve (12) months from the Effective Date. Licensee may withhold or decline to grant such request in its reasonable business judgment. Such restriction shall not apply to potential customers who will use the KPA and/or KPV Source Code for internal purposes and/or support solely of their own customers. Licensee acknowledges that ServiceWare has existing relationships with competitors of Licensee for such parties to market KPV and/or KPA and nothing in this Agreement shall restrict ServiceWare from fulfilling its obligations under such relationships or of entering into other relationships that do not violate the terms of this
Section 2.8.

         2.10 Third Party Agreements. Licensee understands that ServiceWare cannot provide the Source Code for software provided to ServiceWare under Third Party Agreements. Licensee further agrees that it must comply as a sub-licensee to the sub-licensee specific terms of those Third Party Agreements, a complete list of which is attached as Schedule D.

         2.11 Conditions for Transfer of the KPV and KPA Licenses. Licensee may transfer its license rights granted pursuant to Sections 2.1 and 2.2 above to a Subsidiary or a third party (except in event of a change of control as more fully described in this Section 2.11) only upon the prior written consent of ServiceWare, which consent ServiceWare may withhold or decline to grant in its reasonable business judgment. Upon the occurrence of a change in control of the ownership of Licensee, whether by sale of assets, merger, consolidation or otherwise, Licensee shall promptly notify ServiceWare of such event.

         2.12 Use of KPA and KPV by Licensee's Subsidiaries and Consultants for the Purpose of Supporting Licensee. Licensee may allow a Subsidiary or third party consultant of Licensee to use KPA and/or KPV in Source Code and Object Code forms solely for the purpose of such Subsidiary and/or third party consultant (as the case may be) assisting Licensee in its use of KPA and/or KPV pursuant to the provisions of this Agreement. Licensee shall (a) be fully liable for the actions of such Subsidiary and/or third party consultant in such party's use of KPA and/or KPV, (b) maintain control over any and all copies of KPA and/or KPV Licensee provides to such Subsidiary and/or the third party consultant and any copies of the same made by such Subsidiary and/or third party consultant and (c) obtain from such Subsidiary and/or third party consultant any and all copies of KPV and KPA in such party's possession upon termination or completion of such party's assistance to Licensee for which it received .

         2.13 Embedding Requirement. For purposes of this Agreement and the license rights granted hereunder, Licensee shall embed KPV and KPA in Licensee's Products so that the total functionality provided by KPA and/or KPV (as the case may be) will not comprise a substantial portion of the total functionality provided by each Licensee Product.

3.       Payments.

         3.1 Payments. In consideration of the licenses granted in Article 2, Licensee shall pay to ServiceWare, without set-off or other deduction the following guaranteed payments on the dates set forth below by way of bank wire transfer to ServiceWare's designated bank account:

                  (a)      October 1, 1997.                   **.

                  (b)      December 31, 1997.                 **.

                  (c)      March 31, 1998.                    **.

                  (d)      June 30, 1998.                     **.

                  (e)      September 30,1998.                 **.

         3.2 Incentive Payments and Reporting. In addition to the payments set forth in Section 3.1 above, Licensee shall make additional payments ("Incentive Payments") to ServiceWare of up to **, which amount payable shall be calculated based on the total revenue less returns from Corporate Products and Services ("Corporate Revenues") as follows:

                  (a) For the calendar year 1998, (i) if Corporate Revenues are less than **, then the Incentive Payment shall be **; (ii) if Corporate Revenues equal or exceed **, the Incentive Payment shall be **, and for each additional dollar of Corporate Revenue in excess of ** up to **, the Incentive Payment shall be increased by **; and (iii) if Corporate Revenues equal or exceed **, then the Incentive Payment shall be **.

                  (b) For the calendar year 1999, (i) if Corporate Revenues are **, then the Incentive Payment shall be **; (ii) if Corporate Revenues equal or exceed **, the Incentive Payment shall be **, and for each additional dollar of Corporate Revenue in excess of ** up to **, the Incentive Payment shall be increased by **; and (iii) if Corporate Revenues equal or exceed **, then the Incentive Payment shall be **.

                  Any incentive payments due pursuant to this Section 3.2 shall be paid to ServiceWare within thirty (30) days following the end of the calendar quarter in which the respective Corporate Revenue milestones were achieved based upon a report provided by Licensee to ServiceWare by the 10th day following the end of the respective quarter. The report shall be completed in sufficient detail to compute the Incentive Payments referred to in this section.

         3.3 Withholding of Payments. Licensee may withhold payments, pending resolution of any outstanding Severe Errors by ServiceWare or if ServiceWare has violated the exclusivity provisions set forth in Section 2.9 of this Agreement. In no event may Licensee withhold the payment due on September 30, 1997. Once all Severe Errors have been resolved, Licensee must remit to ServiceWare all payments that have been withheld within five business days.

         3.4 Service Charges. Licensee shall pay a service charge equal to the lower of one and one-half percent (1 1/2%) per month or the highest rate permitted by applicable law on all money amounts payable by Licensee under this Agreement that are not paid within thirty (30) days of the due date.

         3.5 Currency. All money payments to be made under this Agreement shall be made in U.S. dollars and all money amountsstated herein are in U.S.
dollars.

         3.6 Taxes. Licensee shall assume and pay for all duty, sales, use, transfer, value added and other excise taxes or other charges, including, without limitation any applicable interest and penalties imposed with respect to this Agreement and the provision of any products or services hereunder, except for taxes on ServiceWare's income. Should Licensee claim exemption from any such duty, tax or other charge, Licensee shall furnish ServiceWare with appropriate executed exemption certificates, in accordance with applicable laws and regulations, and Licensee agrees to indemnify and hold harmless ServiceWare from all charges and expenses (including legal fees and expenses) that ServiceWare may incur if any such exemption is challenged or denied or interest or penalties are incurred as a result thereof.

         3.7 Billing and Payments Addresses. Unless specifically provided for in this Agreement, any payments, taxes, or other amounts due shall be made payable to ServiceWare at the address set forth in Section 14.2 of this Agreement or at such other address as Licensee may specify from time to time based upon invoices provided by ServiceWare.

         3.8 Audit. Licensee agrees to keep all usual and proper records and books of accounts and all usual and proper entries therein relating to sub-licensing of KPA and KPV. Upon ServiceWare's request, at a mutually agreeable time, but not more than once in a calendar year, ServiceWare may appoint at its own expense an independent accounting firm ("Auditor"), which Licensee may disapprove only for valid and reasonable business reasons. The Auditor shall be provided reasonable access during Licensee's normal business hours to the manufacturing, accounting, shipment, and other financial records as may be required of Licensee for purposes of auditing the royalties and payments due. In the event that any underpayment disclosed by the audit is greater than ten percent (10%) of the total royalties due for the audited quarter, Licensee agrees to reimburse ServiceWare for all reasonable expenses of such audit.

4.       Delivery and Installation.

         4.1 Shipment. ServiceWare shall deliver to a common carrier, F.O.B. ServiceWare headquarters in Pittsburgh, Pennsylvania, KPV and KPA in Source Code form and any relevant technical and user documentation for shipment to Licensee at the address set forth in Section 14.2 of this Agreement or at such other address as Licensee may provide to ServiceWare prior to shipment. Licensee shall pay all shipping expenses from ServiceWare headquarters to Licensee's location.
         4.2 Loss of Media. If media are lost or damaged during the Term, ServiceWare will replace such media at no cost to Licensee. Licensee shall pay all shipping charges associated with replacing such media.

5. Ownership, Intellectual Property Rights, Confidential Information and Copies.

         5.1 Ownership and Intellectual Property Rights. ServiceWare retains all ownership rights in KPV and KPA, including any and all Intellectual Property Rights in the same, except that Licensee shall own any (a) Derivative Works it creates of KPV and/or KPA that constitute original works of authorship by Licensee and (b) the Licensee Technology. To the extent necessary to confirm these rights in ServiceWare, Licensee hereby assigns to ServiceWare all ownership rights and Intellectual Property Rights it may now or hereafter possess in KPV and KPA, except for Derivative Works it creates of KPV and/or KPA and the Licensee Technology, and each party agrees to execute all documents and take all actions that the other party reasonably requests for the party to confirm such assignments and for filing in the United States or any other jurisdiction.

                  Licensee's ownership in any and all Derivative Works it makes or has made of KPV and/or KPA shall not create, cause or imply any greater right or license in the underlying ServiceWare work than has been expressly granted in this Agreement. Licensee must identify any such Derivative Works it registers with the United States Copyright Office, the United States Patent and Trademark Office and/or other similar office in any foreign jurisdiction as constituting derivatives of preexisting works of ServiceWare.

         5.2 Copies; Preservation of Marks in Copies. Licensee may make copies of KPV and KPA or any part thereof, provided that its use of all such copies is in accordance with the terms of Article 2 of this Agreement. Licensee shall not remove any ServiceWare Mark or other proprietary notice that appears on or in the copies of KPA or KPV delivered to Licensee, and Licensee shall retain such ServiceWare Marks and notices on all whole or partial copies of KPV and KPA and any Derivative Works thereof, except as otherwise provided for herein.

         5.3      Confidential Information.

                  (a) Each party (the  receiving  party) shall not,  without the prior written consent of the other party (the disclosing party) provide, disclose, transfer or otherwise make available any Confidential Information of the disclosing party, or any portion or copy thereof, to any person, including Subsidiaries, unless the receiving party first obtains the express written approval of the disclosing party. The receiving party shall give access to the disclosing party's Confidential Information solely to those employees and agents with a need to have access thereto, and who have agreed to protect such Confidential Information in accordance with this Agreement. The receiving party shall take the same security precautions to protect against disclosure or unauthorized use of such Confidential Information that it takes with its own confidential information of a similar kind, which in no event shall be less than a reasonable standard of care to prevent any such disclosure or unauthorized use. The receiving party shall not be in breach of this provision if Confidential Information is disclosed (i) with the disclosing party's prior written approval or (ii) pursuant to any order of a court of competent jurisdiction or duly authorized regulatory agency, provided that reasonable steps are taken by the receiving party to give the disclosing party sufficient prior notice in order to contest such order. The receiving party agrees to provide the disclosing party (at no expense to the disclosing party) all reasonable assistance and documents the disclosing party may request in contesting such order.

         (b) In addition to any information provided by ServiceWare that is marked "confidential", the KPV and KPA Source Code and all terms and conditions related to ServiceWare's pricing to Licensee shall be the Confidential Information of ServiceWare.

         (c) In the case of disclosures required by U.S. regulatory agencies, the parties shall make best efforts to keep confidential business terms from being made public, and shall, at a minimum, redact as confidential business information the pricing terms and other financial information contained herein, the names of the ServiceWare products provided hereunder and that ServiceWare has granted Licensee a Source Code license to KPA and KPV.

         5.4 Publicity. ServiceWare and Licensee will not publicize in any news media, advertising or promotional material, financial documents or otherwise disseminate, any information regarding the terms of this Agreement without the prior express written consent of each other. The obligations of Licensee and ServiceWare under this Section 5.4 shall survive any termination of this Agreement.

         5.5 Unauthorized Use. Licensee agrees that, during and after the Term, Licensee shall not: (a) develop, acquire or market materials or products that utilize or incorporate, without authorization, ServiceWare's Intellectual Property Rights and/or Confidential Information; or (b) except as otherwise set forth herein, use any portion of KPV and KPA or any Derivative Work thereof in a form that is not embedded in a Licensee product.

6.       Ownership and Use of Marks.

         All ServiceWare Marks and Marks included in KPV and KPA are and shall remain the exclusive property of ServiceWare. Except as otherwise set forth herein or as agreed in advance and in writing by ServiceWare, Licensee shall retain on each copy of each Licensee Product it distributes, and on all containers and storage media associated with such Licensee Product, all Marks and other proprietary notices contained in KPV, KPA and/or designated by ServiceWare, and Licensee shall not alter, erase, deface or overprint any such Marks or notices. In addition to the foregoing:

                  (a)  Licensee  shall  adhere  and  conform  to the  guidelines
         provided  by   ServiceWare   from  time  to  time   concerning  use  of
         ServiceWare's Marks and Marks contained in KPV and KPA;

                  (b) the right to use ServiceWare Marks and Marks included in KPV and KPA shall not bear a royalty in addition to the consideration specified under Article 3 of this Agreement;

                  (c) Licensee shall have no right hereunder to include any ServiceWare Marks included in KPV and KPA in its corporate name or combine any such Marks with any other Mark without the prior express written consent of ServiceWare; and

                  (d) all proprietary rights and goodwill in ServiceWare's Marks and Marks included by ServiceWare in KPV and KPA shall remain the property of ServiceWare and any use thereof by Licensee, Licensee's customers and Licensee's Distributors hereunder will inure to the benefit of ServiceWare.

         Licensee shall make the following use of ServiceWare's Marks and proprietary notices:

                  (a) For Licensee Products that Licensee sells directly to Licensee's customers, Licensee shall maintain ServiceWare's copyright notice in such products and provide a notice in the "about" box mutually agreeable to the parties. All other uses, including, without limitation, uses of product packaging, naming, collateral and advertising, shall be as mutually agreed by the parties.

                  (b) For OEMs, in which Licensee provides the Licensee Product under private label branding, Licensee shall only be required to maintain ServiceWare's copyright notice in the Licensee Product.

7.       Representations and Warranties.

         7.1 General Representations and Warranties of the Parties. ServiceWare warrants that it has all rights necessary to grant the licenses granted to Licensee hereunder. Each party represents and warrants that it is authorized to enter into this Agreement and that the representative of the party signing this Agreement is duly authorized by the party to act therewith.

         7.2 NO WARRANTY. EXCEPT AS OTHERWISE SET FORTH HEREIN, KPV AND KPA ARE PROVIDED "AS IS," AND SERVICEWARE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.       Support Services and Training

         8.1 General Terms. ServiceWare shall provide the Support Services defined in Schedule B to Licensee for one year. After that time, ServiceWare may continue the Support Services to Licensee on an annual fee basis, subject to mutual agreement by the parties on such annual fee.

         8.2 No Obligation. Licensee is under no obligation to subscribe to the Support Services. The licenses granted in this Agreement shall not be dependent upon Licensee's purchase of Support Services or the termination of Support Services for any reason.

         8.3 Training and Transition Effort. ServiceWare shall provide to Licensee, at a mutually agreed time, beginning within thirty (30) days from the Effective Date, the following transition and training services:

                  (a) One (1) reasonably qualified Software engineer for up to six (6) weeks of detailed engineering-level Source Code transition work and training geared towards integration and technical support of the Software with the Licensee product line, at Licensee's location. Each party shall bear its own expenses in providing and attending such services, except that Licensee shall be responsible for ServiceWare's Software engineer's reasonable and documented travel, shelter and subsistence costs in performance these services, to be approved by Licensee in writing.

                  (b) Additional transition and training services for the Software and Documentation may be requested by Licensee and provided by ServiceWare upon such terms and conditions and at such rates as the ServiceWare offers generally or provides to other third parties for similar services.

9. Intellectual Property Indemnification, Limits of Liability and Obligation to Assist.

         9.1 Indemnification by ServiceWare. ServiceWare, at its expense, shall defend, indemnify and hold harmless Licensee from any claim or suit brought against Licensee alleging that the version of KPV and KPA provided to Licensee by ServiceWare under this Agreement infringes any third party Intellectual Property Right, provided that Licensee gives ServiceWare (a) prompt written notice of such claim or suit, (b) the sole authority to defend and settle the same, and (c) at no expense to Licensee, any information or assistance requested by ServiceWare in connection with such defense or settlement. Licensee may, at its option and at no expense to ServiceWare, participate in and/or observe the defense of such claim or suit.

         9.2 Remedies. If the use of the version of KPV and KPA provided to Licensee by ServiceWare under this Agreement is enjoined by an order of a court of competent jurisdiction because of a claim of infringement of any third party's Intellectual Property Rights, or, if ServiceWare believes that such an order is likely, then ServiceWare, at no expense to Licensee and at ServiceWare's option, may use reasonable commercial efforts to (a) procure for Licensee the right to continue using such version in accordance with this Agreement or (b) modify such version so that it becomes non-infringing while materially conforming to KPV and KPA specifications (as the case may be).

         9.3 Exclusion from Indemnification. ServiceWare shall have no liability for any claim of infringement based on use of the version of KPV and/or KPA provided to Licensee by ServiceWare under this Agreement that has been modified or combined with other software, if the infringement would have been avoided by use of the unmodified or uncombined version.

         9.4 Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless ServiceWare from any claim or suit brought against ServiceWare alleging that any Licensee Technology or any Derivative Work of KPV and/or KPA or any part thereof created by Licensee infringes any third party's Intellectual Property Rights to the extent that such claim or suit arises from the acts of Licensee, its employees, agents or representatives, including, without limitation, such parties' actions in modifying, marketing, Distributing, exporting or supporting KPV and KPA or any part thereof or the Licensee Products.

         9.5 LIMITATION OF LIABILITY. THIS ARTICLE 9 SETS FORTH THE ENTIRE LIABILITY OF SERVICEWARE WITH RESPECT TO INFRINGEMENT OF A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS, AND SERVICEWARE SHALL HAVE NO ADDITIONAL LIABILITY OR DUTIES WHATSOEVER WITH RESPECT TO ANY CLAIMED OR PROVEN INFRINGEMENT.

         9.6 Obligation to Inform and Assist. Licensee shall promptly notify ServiceWare in writing upon its discovery of any unauthorized use of KPV and KPA, or infringement of ServiceWare's Intellectual Property Rights with respect thereto by Licensee, Licensee's customers or any third party. ServiceWare shall have the sole and exclusive right to bring an action or proceeding against any infringing third party, and, in the event that ServiceWare brings such an action or proceeding, Licensee shall (at no expense to Licensee) cooperate and provide all available information and reasonable assistance that ServiceWare or its counsel may request in connection with any such action or proceeding.

10.      Limitation of Liabilities

         10.1 Limitation of Liability. Except for a claim or suit in which ServiceWare is indemnifying Licensee pursuant to and in accordance with Article 9, in no event shall ServiceWare's liability for any and all claims, losses or damages arising out of or relating to, in whole or in part, this Agreement, KPV and KPA or any services provided hereunder, regardless of the form of action or legal theory under which liability may be asserted, exceed the lesser of: (a) all amounts paid by Licensee to ServiceWare hereunder; or (b) until the second anniversary of the Effective Date, $2.25 million, and, thereafter, an amount equal to the difference between $2.25 million less the product of $750,000 times the number of years that have elapsed since the Effective Date minus one (1).

         10.2 NO LIABILITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL SERVICEWARE BE LIABLE HEREUNDER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSSES RESULTING FROM BUSINESS INTERRUPTION, EVEN IF SERVICEWARE HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

11.      Force Majeure.

         Neither party shall be liable for delays in or failure of performance (other than the obligation to make any payments due and payable under this Agreement) due to causes beyond such party's reasonable control, including, without limitation, acts of God, acts of civil or military authority, fires and explosions. In the event of any such delay or failure, the affected party shall immediately send written notice of the same and the reason therefor to the other party. The performance of the affected party shall be deemed suspended so long as, and to the extent that, any such Force Majeure continues; provided, however, that after one hundred eighty (180) consecutive or cumulative days of such suspension, the other party may terminate its obligations hereunder without liability.

12.      Export Control.

         Licensee hereby agrees and acknowledges that any technology or technical data obtained from ServiceWare, including KPV and KPA and Derivative Works thereof, are under the jurisdiction of the export control laws and regulations of the United States of America and that any direct or indirect export, re-export, license, sale or other transfer of such technology or technical data may require the prior authorization of the United States government. Licensee expressly warrants that it will comply with all applicable United States export control laws and regulations. Licensee hereby agrees that it will indemnify ServiceWare and hold ServiceWare harmless from and against any loss, liability, cost, damage or expense that ServiceWare may incur or suffer resulting in any way from Licensee's failure to comply with all applicable United States export control laws and regulations.

13.      Term and Termination.

         13.1 Term. This Term of this Agreement shall begin on the Effective Date and continue until the third (3rd) anniversary thereof (the initial term) and upon the expiration of the initial term, shall automatically renew for successive one (1) year renewal terms unless either party notifies the other party of its desire not to renew this Agreement after the initial term or at the conclusion of any renewal term by providing the other party ninety (90) days written notice of its intention not to renew prior to the expiration of the initial term or any renewal term as the case may be. Further, this Agreement may be terminated at any time during the term as set forth in Article 11 or Section
13.2 of this Agreement.
         13.2 Termination for Cause. In the event of a breach by a party (the breaching party) of its material obligations hereunder, the other party (the non-breaching party) may terminate this Agreement upon written notice of such breach, provided the breaching party has not cured such breach to the reasonable satisfaction of the non-breaching party within thirty (30) days of the breaching party being notified of such breach, or, if the breach consists solely of a failure to pay money when due, fifteen (15) days, after prior written notice to the breaching party of the existence and nature of the breach and of the non-breaching party's intention to terminate if not cured.

                  Upon such termination as a result of Licensee having (a) breached ServiceWare's Intellectual Property Rights or the license rights granted in Article 2 above or (b) failed to pay ServiceWare the amounts payable under this Agreement when due, then (x) Licensee shall immediately deliver to ServiceWare the original and all whole and partial copies of KPV and KPA and any Confidential Information or, with the prior written consent of ServiceWare, destroy such original and all such copies and certify to ServiceWare in a writing signed by an officer of Licensee such return or destruction; and (y) all of Licensee's rights and licenses and all of ServiceWare's obligations hereunder shall terminate.

         13.3 Equitable Relief. In addition to any other remedies to which ServiceWare may be entitled, and because unauthorized use or disclosure of ServiceWare's Confidential Information or a breach of ServiceWare's Intellectual Property Rights will create irreparable harm to ServiceWare, which cannot be remedied by money damages alone, ServiceWare shall be entitled to seek injunctive relief to prevent Licensee from breaching or continuing such breach.

         13.4 Survival. The provisions of Articles 1, 2, 3, 5, 6, 7, 10, 12 and 14 and Sections 9.4., 9.6 and 13.3 shall survive the termination of this Agreement, except that all provisions of this Agreement shall terminate in their entirety, including, without limitation, the provisions of Article 2 (except for Section 2.7 above), if this Agreement is terminated by ServiceWare pursuant to
Section 13.2.

14.      General.

         14.1. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

         14.2 Notices. All notices, requests and demands given to or made upon the parties hereto shall be in writing and delivered by hand reputable overnight courier, facsimile (with confirmation of receipt provided by the recipient and a copy sent by first class mail, postage prepaid) or electronic mail (with confirmation of receipt provided by the recipient and a copy sent by first class mail, postage prepaid) to the appropriate designated business liaisons at the following addresses:

         If to ServiceWare:                       If to Licensee:
         ServiceWare Inc.                         CyberMedia, Inc.
         Paul McDermott
         333 Allegheny Avenue                     2850 Ocean Park Blvd.
         Oakmont, PA  15139                       Santa Monica, California 90405


Either party may change the address to which notices must be sent by providing written notice of the change to the other party in accordance with the provisions of this Section 14.2. Any notice so given shall be deemed to have been given on the second business day following the date it was sent.

         14.3 Independent Contractors. The relationship between the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (a) give either party the power to direct or control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow either party to create or assume any obligation of or on behalf of the other party for any purpose whatsoever.

         14.4 Assignment. Neither this Agreement nor any rights, privileges, duties or obligations under this Agreement may be assigned, sub-licensed, sold, mortgaged, pledged or otherwise transferred or encumbered by Licensee without the prior written consent of ServiceWare, which consent ServiceWare may withhold or decline to grant in its reasonable business judgment. Any attempt to assign this Agreement without the consent of ServiceWare shall be void. ServiceWare shall not assign its rights arising hereunder to Licensee's Derivative Works without the prior written consent of Licensee, which consent Licensee may withhold or decline to grant in its reasonable business judgment. This Agreement shall be binding on all permitted assignees and on all successors in interest to the parties hereto and to such assignees.

         14.5 Indulgences, Etc. No failure or delay on the part of any party in exercising any right hereunder, irrespective of the length of time for which such failure or delay shall continue, will operate as a waiver of, or impair, any such right. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any right hereunder will be effective unless given in a signed writing.

         14.6 Further Assurances. Each party to this Agreement will, at the request of the other party and without charge (provided that the cost to the providing party is reasonable under the circumstances), execute and deliver all such further instruments and documents as may be reasonably requested to further confirm, carry out and otherwise accomplish the intent and purpose of this Agreement.

         14.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable under any circumstances, its application in any other circumstances and the remaining provisions of this Agreement shall not be affected thereby.

         14.8 Headings. The Article and Section headings in this Agreement and in any Schedules attached hereto are for purposes of reference only and shall not restrict or affect the meaning or application of any provision herein or therein contained.

         14.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together one and the same document.

         14.10 Governing Law. This Agreement and any claim, whether in contract, tort or otherwise, arising from this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, applicable to contracts made and performed entirely within the Commonwealth.

         14.11 Entire Agreement; Amendments. This Agreement and any Schedules attached hereto constitute the entire agreement and understanding of the parties relating to the subject matter hereof, and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless expressly set forth herein or therein. This Agreement supersedes all prior written and oral agreements and all other communications between Licensee and ServiceWare relating to the subject matter hereof, including the Knowledge-Pak Bundling Agreement, dated July 31, 1996, which is hereby terminated and its provisions shall be of no further effect, except for payments due through September 30, 1997. Amendments to this Agreement shall be effective only if in writing and signed by ServiceWare and Licensee. No payment is due for any First Aid `98 or First Aid Deluxe shipment.

         14.12 Future Agreements. The parties agree to negotiate in good faith at a future date mutually agreeable to the parties agreements to upsell additional ServiceWare knowledge content products to Licensee's customers.

15.      KPC.

         15.1 "KPC" means the Knowledge-Pak for Windows 95 and the Knowledge-Pak PC Diagnostics for Windows 95.

         15.2 Grant of License to Distribute KPC. Subject to the terms and conditions of this Agreement, ServiceWare hereby grants to Licensee, during the Term and continuing indefinitely thereafter, a non-exclusive, non-transferable (except as set forth in Section 2.11 above), worldwide, royalty-free license to use, reproduce and Distribute KPC solely embedded in Licensee's Products.

         15.3 Other Agreement Provisions Applicable. All provisions in this Agreement applicable to KPA and KPV shall also be applicable to KPC.

         15.4 Updates. Licensee shall receive updates for two (2) years from the Effective Date. CyberMedia shall have the option to upgrade the Windows `95 Knowledge -Pak to the Windows `98 Knowledge-Pak if and when ServiceWare makes such Knowledge-Pak generally available.





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                                       40




                                                              Schedule A - Marks

ServiceWare Marks:

ServiceWare, Inc. - pending
Knowledge-Pak(R)
Knowledge-Pak Architect(TM)
Knowledge-Pak Viewer(TM)Knowledge-Pak Desktop Suite(TM)Knowledge-Pak Network Suite(TM) Knowledge-Pak Self-Support Suite(TM)Knowledge-Pak Complete Suite for SAP R/3(TM) Knowledge-Pak Suite for SAP R/3(TM) Blueprint for Knowledge-Based Support(TM)





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                                       41




                                   Schedule B
     SUPPORT SERVICES
1. Scope of Service. KPA and / or KPV Support Service defined in this document ("Support Service") shall be provided by ServiceWare to Licensee for a period of one year.

2. Telephonic Support. Licensee will have access to ServiceWare's Technical Support Hotline staffed by personnel knowledgeable about KPA and / or KPV. The Technical Support Hotline will be available to respond to Licensee's Software questions and error reports during ServiceWare's normal business hours. ServiceWare shall use commercially reasonable efforts to answer Licensee's non-obvious technical questions, correct documented reproducible program errors, and provide work-around solutions to problems appearing through use of KPA and / or KPV in accordance with applicable Specifications and Documentation.
3. Error Reporting and Classification. Correction of a documented reproducible program error will be provided after ServiceWare receives a request therefor in writing from Licensee. ServiceWare has no obligation to correct Modification Errors. Two classes of program errors are provided for, and shall be responded to by ServiceWare under this Agreement as follows: 3.1. MILD/MODERATE Errors. KPA, KPV, or related Documentation contains incorrect logic, incorrect descriptions, or functional problems which the Licensee is able to work around or where a temporary correction has been implemented. ServiceWare's response to the Mild/Moderate category shall be to provide commercially reasonable efforts to schedule the personnel and effort required to solve the problem. The correction of such errors shall be performed within the limits of ServiceWare's resources consistent with the obligations of ServiceWare to its other customers. ServiceWare will respond to the Licensee within three business days of the date of receipt of the program error by ServiceWare. 3.2 SEVERE Errors. ServiceWare's response to Severe Errors shall be to provide commercially reasonable efforts to dedicate the necessary personnel to the identified problem during ServiceWare's normal working hours until the problem has been corrected. ServiceWare may elect to provide a temporary modification or workaround to the problem as soon as possible, with a permanent modification provided at a later date ServiceWare will respond to the Licensee within one business day of the date of receipt of the error report by ServiceWare.

4. Updates to Correct Errors. ServiceWare shall provide updates to correct errors in KPA and KPV on at least a quarterly basis as needed.




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                                       42





                                   Schedule C
                             Third Party Agreements

OS Systems Ltd for the use of System Info Library and Control
Media Architects for the use of ImageKnife
Visual Components, Inc. for the use of Visual Speller
NuMega Technologies, Inc. for the use of Fail Safe
Sylvain Faust Inc. for the use of CompressIT





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                                       43





                                   Schedule D

                            Partial  List of CIS  Vendors or  Business  Units of
Entities that are CIS Vendors.

2020 Solutions
Advantage kbs
Allen Systems Group, Inc.
Applied Business Services
Applix, Inc.
Apsylog
Ascend Consultancy
AST Open Solutions
ASTEA International, Inc.
Barnhill Associates
Baron Software Services, Inc.
BateTech Software
BayStone Software, Inc.
Bendata
Blue Ocean Software
Boole & Babbage
Brainstorm Technologies, Inc.
Brock International
Bullseye Technologies
Business Line Corporation
Clarify, Inc.
Clientele Software, Inc.
Coastal Technologies
Coral
Core Technology
Computer Associates
ConsulNet Computing, Inc.
Courion Corporation
CyberSource
Datawatch Corporation
DK Systems
Emerald Intelligence
Enhance Systems
FG&A
Folio Corporation
Foresight Software
Gasper Corporation
GroupSoft Systems
GWI Software
Help Desk Technologies Corporation
IBM Corporation (USA)
IMA, inc.
Inference Corporation
Infodynamics, Inc.
Integration Design Pty. Ltd.
Intellisystems, Inc.
InterApps, Inc.
Intercom Data Systems Ltd. ISE Software Group
IT Communications, Ltd.
Kemma Software
KnowledgeBroker, Inc.
KSI-France
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                                       44


Magic Solutions, Inc.
McAfee Associates
Mela Associates, Inc.
Metrix, Inc.
MGV America, Inc.
Microcom
Monarch Bay Software
Multima Corporation
National Tech Team
Net Magic Systems, Inc.
Opis Corporation
Pacific Decision Sciences Corporation
Peregrine Systems, inc.
PLATINUM technologies, inc.
Precision Consulting & Automation
Primus Communications Corporation
ProAmerica Systems
Product Knowledge, Inc.
Professional Help Desk
Prolin Software, Inc.
Quintus Corporation
Remedy Corporation
Repository Technologies, Inc.
RISCmanagement, Inc.
royalblue technologies
Scopus Technology, Inc.
ServiceSoft Corporation
ServiceWare Corporation
Silknet Software, Inc.
Silvon Software, Inc.
SIO Technologies
Software Artistry, Inc.
Software Engineering of America
Solution Desk
STEPS:  Tools Software
Stonehouse & Company
Sumitomo Metals System Development Co., Ltd.
Syntactica
Tecnet Canada, Inc.
The Molloy Group
The Vantive Corporation
Tower Concepts
Trackit Software, Inc.
UniPress Software, Inc.
Utopia Technology Partners
Vocatext Ltd.
Wess Technologies
Wishbone Systems, Inc.